POWER OF ATTORNEY


      Know all by these presents that the undersigned hereby constitute and appoint Laurel C. Williams as the undersigned's true and lawful attorney-in-fact to:

          (1)   execute for and on behalf of the
      undersigned, in the undersigned's capacity as individual shareholders of Provectus
      Pharmaceuticals, Inc. (the "Company"), Forms 3, 4 and 5 and any other forms required to be filed in accordance with Section 16(a) of the Securities
      Exchange Act of 1934 and the rules thereunder (a
      "Section 16 Form"); Schedule 13D/G and any other forms required to be filed in accordance with
      Section 13(d) of the Securities Exchange Act of
      1934 and the rules thereunder (a "Schedule 13
      D/G"); and any other forms required to be filed or submitted in accordance with Regulation S-T promulgated by the United States Securities and Exchange Commission (or any successor provision) in order to file the Section 16 Forms and the
      Schedule 13D/G electronically (Schedule 13D/G, together with the Section 16 Forms, a "Form");

         (2)  do and perform any and all acts for and
      on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange
      Commission and the New York Stock Exchange; and

         (3)  take any other action of any type
      whatsoever in connection with the foregoing which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as he may approve in his discretion.

      The undersigned hereby grant to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledge that such attorney-in-fact is serving in such capacity at the request of the undersigned, and is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Sections 13 and 16 of the Securities
Exchange Act of 1934.

      The Power of Attorney shall remain in full force and effect until the undersigned are no longer required to file any Forms pursuant to Section 16(a) or Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder, with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to such attorney-in-fact. From and after the date hereof, any Power of Attorney previously granted by the undersigned concerning the subject matter hereof is hereby revoked.

      IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 19th day of February, 2010.



/s/ DONALD ADAMS				/s/ JOAN ADAMS
Donald Adams					Joan Adams